Exhibit 23.2


To the Board of Directors
Village Bancorp, Inc.


We consent to the inclusion of our report, dated January 8, 1999, except for
Note 19 as to which the date is April 6, 1999, relating to the consolidated financial statements of Village Bancorp, Inc. (the "Company") and our report, dated January 8, 1999, relating to the financial statements of Northwest Community Bank, in the Form SB-2 Registration Statement, and to the reference to our firm, under the heading "Experts."



                                             /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
June 15, 1999